                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              COYOTE VENTURES CORP.
                              ---------------------
             (Exact name of registrant as specified in its charter)


NEVADA                                      52-2268239
------                                      ----------
(State  of incorporation                    (I.R.S. Employer Identification No.)
or  organization)


T9  -  1501  Howe  Street,
Vancouver,  British  Columbia,  Canada      V6Z  2P8
--------------------------------------      --------
(Address of principal executive offices)    (Zip  Code)

Securities  to  be  registered  pursuant  to  Section  12(b)  of  the  Act:

                Title  of  each class          Name of each  exchange  of  which
                to  be  so registered          each class is to be registered

                   Not  Applicable                   Not  Applicable
                   ---------------                   ---------------

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(b)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A.(c),  check  the  following  box.  [   ]

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-52026
(if  applicable)

Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

                        Common stock, par value of $0.001
                        ---------------------------------
                                (Title of class)

Item  1.  Description  of  Registrant's  Securities  to  be  Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-52026) is incorporated by reference into this registration statement.

Item  2.  Exhibits

EXHIBIT
NUMBER     DESCRIPTION
------     --------------------
3.1        Articles  of  Incorporation*
3.2        Amended  By-Laws*
4.1        Share  Certificate*
10.1       Option  Agreement*
10.2       Management  Services  Agreement*
10.3       Mineral  Claim*
10.4       Amendment  to  Option  Agreement*
10.5       Second  Amendment  to  Option  Agreement*
10.6       Third  Amendment  to  Option  Agreement*
10.7       Loan  Agreement*
10.8       Management  Services  Agreement  -  Amendment  No.  1*
10.9       Mineral  Titles  Search  reflecting  extension  on  Mineral  Claim*
10.10      Amendment  to  Loan  Agreement
21.1       Subsidiaries  of  the  Registrant*
23.1       Consent  of  Morgan  &  Company*
23.2       Consent  of  Geologist  to  use  of  name*
99.1       Memorandum  of  Coyote-Flint  Exploration  Corp.  *

----------
*Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.



                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:  November  28,  2001


Coyote  Ventures  Corp.
Registrant


By:    /s/ Scott C. Houghton
      --------------------------------------------
      Scott C. Houghton,  President